EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-49580, 333-73147, 333-111038, 333-146346 and 333-108696 and Form S-3 No. 333-99429 and related Prospectus) of our reports dated June 26, 2008, with respect to the consolidated financial statements of Korn/Ferry International and the effectiveness of internal control over financial reporting of Korn/Ferry International included in this Annual Report (Form 10-K) for the year ended April 30, 2008.

/s/ Ernst & Young LLP

Los Angeles, California
June 26, 2008

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